Exhibit 99.1

Designer Brands Inc. Reports First Quarter 2022 Financial Results
Net sales up 18.1% over the first quarter of 2021
Relaunched Vince Camuto brand and grew sales by 80% over the first quarter of 2021
Gross margin expansion of 250 basis points over the first quarter of 2021
Operating profit growth of approximately 200% over the first quarter of 2021
Full year 2022 diluted EPS guidance raised to a range of $1.90 to $2.00

COLUMBUS, Ohio, June 2, 2022 - Designer Brands Inc. (NYSE: DBI) (the "Company" and "Designer Brands"), one of North America's largest designers, producers, and retailers of footwear and accessories, announced financial results for the three months ended April 30, 2022.

Roger Rawlins, Chief Executive Officer, stated, "We saw robust growth in our Owned Brands in the quarter, both through our direct-to-consumer and wholesale channels, and believe we are on a great trajectory to achieve our goal of doubling our Owned Brand sales by 2026. Our strong first quarter 2022 results demonstrate the progress we are making towards our long-range plan that we outlined at our recent Investor Day. In addition, we are further building our relationships with our top National Brands, and our new prototype Warehouse Reimagined store, which opened in May, brings to bear a wealth of capabilities and opportunities that will help us to strengthen these relationships and provide a more seamless omnichannel experience for our customers. In an increasingly direct-to-consumer world, we continue to acquire opportunities to meet customers at a range of touchpoints. Most recently, this includes our partnership with Wolverine and the Hush Puppies brand, our partnership with ABG and the Reebok brand, and our purchase of the 'shoes.com' digital domain. These are just a few ways Designer Brands is reaching new customers, partnering differently with our National Brand partners and leveraging new distribution channels that will enable us to deliver long-term shareholder growth."

First Quarter Operating Results (all comparisons are to the first quarter of 2021)
•Net sales increased 18.1% to $830.5 million.
•Comparable sales increased 15.3%.
•Gross profit increased to $275.7 million versus $216.1 million last year, and gross margin as a percentage of net sales was 33.2% as compared to 30.7% last year.
•Reported net income was $26.2 million, or diluted earnings per share ("EPS") of $0.34, including net charges of $0.14 per diluted share from adjusted items, primarily related to the loss on extinguishment of debt and write-off of debt issuance costs.
•Adjusted net income was $36.7 million, or diluted EPS of $0.48.

Liquidity Highlights
•Cash and cash equivalents totaled $54.8 million at the end of the first quarter of 2022 compared to $49.3 million at the end of the same period last year, with $238.2 million remaining available for borrowings under our senior secured asset-based revolving credit facility ("ABL Revolver"). Debt totaled $306.9 million at the end of the first quarter of 2022 compared to $337.4 million at the end of the same period last year. We anticipate receiving approximately $160 million in the near future from the Internal Revenue Service as a result of the Coronavirus Aid, Relief, and Economic Security Act.
•On March 30, 2022, we replaced our previous $400.0 million senior secured asset-based revolving credit facility with our current $550.0 million ABL Revolver, which matures in March 2027. Also, we settled in full our senior secured term loan during the quarter.
•The Company ended the quarter with inventories of $672.5 million compared to $540.1 million at the same period last year.

Return to Shareholders
•During the first quarter of 2022, Designer Brands repurchased 1.7 million Class A common shares at an aggregate cost of $22.7 million under its share repurchase program. During the second quarter of 2022 through May 27, 2022, the Company has repurchased another 1.8 million of Class A common shares at an aggregate cost of $24.8 million. As of May 27, 2022, $287.4 million of Class A common shares remain authorized for repurchases under the share repurchase program.
•On April 8, 2022, the Company announced that the Company's Board of Directors approved the reinstatement of the regular quarterly cash dividend to shareholders. A dividend of $0.05 per share of Class A and Class B common shares was paid on May 6, 2022 to shareholders of record at the close of business on April 22, 2022. In addition, a dividend of $0.05 per share of Class A and Class B common shares will be paid on July 6, 2022 to shareholders of record at the close of business on June 22, 2022.

Store Openings and Closings
During the first quarter of 2022, we opened two new stores in the U.S. and no new stores in Canada with no stores closed, resulting in a total of 510 U.S. stores and 140 Canadian stores as of April 30, 2022. During May 2022, we opened our new "Warehouse Reimagined" format at a Houston-area DSW store.

Updated Fiscal 2022 Financial Outlook
The Company is updating the following guidance for the full year 2022:

Metric	Previous Guidance	Current Guidance
Designer Brands Comparable Sales Growth	High-single digits	Mid-single digits
Diluted EPS	$1.80 - $1.90	$1.90 - $2.00

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 a.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 2325226 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link:
https://app.webinar.net/YP94Bw3BKJj

For those unable to listen to the live webcast, an archived version will be available via the same website address until June 16, 2022. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 4754037

About Designer Brands
Designer Brands is one of the world’s largest designers, producers and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry by inspiring self-expression across every facet of its enterprise. Through its portfolio of world-class owned brands, led by the industry-setting Vince Camuto brand, Designer Brands delivers on-trend footwear and accessories through its robust direct-to-consumer omni-channel infrastructure, featuring a billion-dollar digital commerce business and nearly 650 stores across the U.S. and Canada. Its retailing operations under the DSW Designer Shoe Warehouse and The Shoe Company banners deliver current, in-line footwear and accessories from most of the largest national brands in the industry and hold leading market share positions in key product categories across Women’s, Men’s and Kid’s in the U.S. and Canada. Designer Brands also distributes its owned brands through select wholesale relationships while leveraging its design and sourcing expertise to build private label product for national retailers. Designer Brands is also committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting our global community and the health of our planet through donating more than six million pairs of shoes to the global non-profit Soles4Souls. More information can be found at www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: risks and uncertainties related to the ongoing coronavirus ("COVID-19") pandemic, any future COVID-19 resurgence, and any other adverse public health developments; uncertain general economic conditions, including inflation and supply chain pressures, domestic and global political and social conditions and the potential impact of geopolitical turmoil or conflict, including the ongoing war in Ukraine, and the related impacts to consumer discretionary spending; our ability to anticipate and respond to fashion trends, consumer preferences, and changing customer expectations; maintaining strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and fulfillment center and stores, whether as a result of the COVID-19 pandemic, reliance on third-party providers, or otherwise; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; failure to retain our key executives or attract qualified new personnel; risks related to the loss or disruption of our information systems and data and our ability to prevent or mitigate breaches of our information security and the compromise of sensitive and confidential data; our ability to protect our reputation and to maintain the brands we license; risks related to restrictions imposed by our ABL Revolver that could limit our ability to fund operations; our competitiveness with respect to style, price, brand availability, and customer service; our ability to provide customers with cost-effective shopping platforms; risks related to our international operations, including international trade, our reliance on foreign sources for merchandise, exposure to political, economic, operational, and compliance and other risks, and fluctuations in foreign currency exchange rates; our ability to protect the health and safety of our associates and our customers, which may be affected by current or future government regulations related to stay-at-home orders and/or orders related to the operation of non-essential businesses; our ability to comply with privacy laws and regulations, as well as other legal obligations; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and in our other filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	April 30, 2022		May 1, 2021		Change
	Amount	% of Total Segment Net Sales	Amount	% of Total Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$702,745	82.0%	$620,658	86.4%	$82,087	13.2%
Canada Retail	56,315	6.6%	40,604	5.6%	15,711	38.7%
Brand Portfolio	97,456	11.4%	57,427	8.0%	40,029	69.7%
Total segment net sales	856,516	100.0%	718,689	100.0%	137,827	19.2%
Elimination of intersegment net sales	(25,973)		(15,534)		(10,439)	67.2%
Consolidated net sales	$830,543		$703,155		$127,388	18.1%

Net Sales by Brand Category
(in thousands)	U.S. Retail	Canada Retail	Brand Portfolio	Eliminations	Consolidated
Three months ended April 30, 2022
Owned Brands:(1)
Direct-to-consumer	$139,155	$—	$6,527	$—	$145,682
External customer wholesale and commission income	—	—	64,956	—	64,956
Intersegment wholesale and commission income	—	—	25,973	(25,973)	—
Total Owned Brands	139,155	—	97,456	(25,973)	210,638
National Brands	563,590	—	—	—	563,590
Canada Retail(2)	—	56,315	—	—	56,315
Total Net Sales	$702,745	$56,315	$97,456	$(25,973)	$830,543
Three months ended May 1, 2021
Owned Brands:(1)
Direct-to-consumer	$83,266	$—	$5,453	$—	$88,719
External customer wholesale and commission income	—	—	36,440	—	36,440
Intersegment wholesale and commission income	—	—	15,534	(15,534)	—
Total Owned Brands	83,266	—	57,427	(15,534)	125,159
National Brands	537,392	—	—	—	537,392
Canada Retail(2)	—	40,604	—	—	40,604
Total Net Sales	$620,658	$40,604	$57,427	$(15,534)	$703,155

(1)     Owned Brands include those brands we have rights to sell through ownership or license arrangements.
(2)    We currently do not report the Canada Retail segment net sales by brand categories.

Comparable Sales
	Three months ended
	April 30, 2022	May 1, 2021
Change in comparable sales:
U.S. Retail segment	13.6%	56.3%
Canada Retail segment	41.4%	10.0%
Brand Portfolio segment - direct-to-consumer channel	19.7%	6.8%
Total	15.3%	52.2%

Store Count
(square footage in thousands)	April 30, 2022		May 1, 2021
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	510	10,322	516	10,510
Canada Retail segment:
The Shoe Company stores	115	607	118	623
DSW stores	25	496	27	536
	140	1,103	145	1,159
Total number of stores	650	11,425	661	11,669

Gross Profit
	Three months ended
(dollars in thousands)	April 30, 2022		May 1, 2021		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$233,067	33.2%	$193,113	31.1%	$39,954	20.7%	210
Canada Retail	18,873	33.5%	10,835	26.7%	8,038	74.2%	680
Brand Portfolio	23,842	24.5%	11,926	20.8%	11,916	99.9%	370
Total segment gross profit	275,782	32.2%	215,874	30.0%	59,908	27.8%	220
Elimination of intersegment gross profit	(37)		237		(274)
Consolidated gross profit	$275,745	33.2%	$216,111	30.7%	$59,634	27.6%	250

Intersegment Eliminations
	Three months ended
(in thousands)	April 30, 2022	May 1, 2021
Elimination of intersegment activity:
Net sales recognized by Brand Portfolio segment	$(25,973)	$(15,534)
Cost of sales:
Cost of sales recognized by Brand Portfolio segment	18,169	10,935
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	7,767	4,836
	$(37)	$237

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	April 30, 2022	May 1, 2021
Net sales	$830,543	$703,155
Cost of sales	(554,798)	(487,044)
Gross profit	275,745	216,111
Operating expenses	(223,426)	(200,814)
Income from equity investment	1,945	1,708
Impairment charges	(1,072)	—
Operating profit	53,192	17,005
Interest expense, net	(2,952)	(8,814)
Loss on extinguishment of debt and write-off of debt issuance costs	(12,862)	—
Non-operating income, net	6	806
Income before income taxes	37,384	8,997
Income tax benefit (provision)	(11,202)	8,029
Net income	$26,182	$17,026
Diluted earnings per share	$0.34	$0.22
Weighted average diluted shares	76,924	76,976

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	April 30, 2022	January 29, 2022	May 1, 2021
ASSETS
Current assets:
Cash and cash equivalents	$54,802	$72,691	$49,301
Receivables, net	222,297	199,826	213,447
Inventories	672,490	586,429	540,088
Prepaid expenses and other current assets	49,836	55,270	60,461
Total current assets	999,425	914,216	863,297
Property and equipment, net	250,123	256,786	284,823
Operating lease assets	635,334	647,221	686,704
Goodwill	93,655	93,655	93,655
Intangible assets, net	20,355	15,527	16,131
Equity investment	55,118	55,578	57,012
Other assets	33,734	31,651	30,843
Total assets	$2,087,744	$2,014,634	$2,032,465
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$369,147	$340,877	$341,819
Accrued expenses	208,282	215,812	195,237
Current maturities of long-term debt	—	—	62,500
Current operating lease liabilities	179,870	202,228	200,666
Total current liabilities	757,299	758,917	800,222
Long-term debt	306,861	225,536	274,887
Non-current operating lease liabilities	579,839	593,429	663,018
Other non-current liabilities	26,952	24,356	31,526
Total shareholders' equity	416,793	412,396	262,812
Total liabilities and shareholders' equity	$2,087,744	$2,014,634	$2,032,465

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	April 30, 2022	May 1, 2021
Operating expenses	$(223,426)	$(200,814)
Non-GAAP adjustments-
Restructuring expenses	614	1,742
Adjusted operating expenses	$(222,812)	$(199,072)
Operating profit	$53,192	$17,005
Non-GAAP adjustments:
Restructuring expenses	614	1,742
Impairment charges	1,072	—
Total non-GAAP adjustments	1,686	1,742
Adjusted operating profit	$54,878	$18,747
Net income	$26,182	$17,026
Non-GAAP adjustments:
Restructuring expenses	614	1,742
Impairment charges	1,072	—
Loss on extinguishment of debt and write-off of debt issuance costs	12,862	—
Foreign currency transaction gains	(6)	(806)
Total non-GAAP adjustments before tax effect	14,542	936
Tax effect of non-GAAP adjustments	(3,639)	(308)
Valuation allowance change on deferred tax assets	(360)	(8,182)
Total adjustments, after tax	10,543	(7,554)
Adjusted net income	$36,725	$9,472
Diluted earnings per share	$0.34	$0.22
Adjusted diluted earnings per share	$0.48	$0.12

Non-GAAP Measures
To supplement amounts presented in our unaudited condensed consolidated financial statements determined in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) restructuring expenses, primarily severance charges; (2) impairment charges; (3) loss on extinguishment of debt and write-off of debt issuance costs; (4) foreign currency transaction gains; (5) the net tax impact of such items; and (6) the change in the valuation allowance on deferred tax assets. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

Comparable Sales Performance Metric
We consider the change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important indicator of the performance of our retail and direct-to-consumer businesses. We include in our comparable sales metric stores in operation for at least 14 months at the beginning of the fiscal year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include stores temporarily closed as a result of the COVID-19 pandemic as management continues to believe that this metric is meaningful to monitor our performance. Comparable sales also include e-commerce sales. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales for the Brand Portfolio segment include the direct-to-consumer e-commerce site www.vincecamuto.com. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com